                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


          Date of Report (Date of earliest event reported) May 30, 1996


                                   CULP, INC.

             (Exact name of registrant as specified in its charter)


               North Carolina                               0-12781                           56-1001967
       (State or other jurisdiction of               (Commission File No.)        (IRS Employer Identification No.)
               incorporation)



                              101 South Main Street
                        High Point, North Carolina 27260
                    (Address of principal executive offices)
                                 (910) 889-5161
              (Registrant's telephone number, including area code)





          (Former name or former address, if changed since last report)

Item 5. Other Events

See Press Release (attached) dated May 30, 1996 related to year-end earnings for the period ended April 28, 1996.

See Financial Information Release (attached).







                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     CULP, INC.
                                                     (Registrant)


                                            By:       Franklin N. Saxon
                                                      Vice President and
                                                      Chief Financial Officer


                                            By:       Stephen T. Hancock
                                                       Stephen T. Hancock
                                                     General Accounting Manager




Dated:  May 30, 1996

(CULP LOGO APPEARS HERE)


NEWS RELEASE                                          Contact:
                                                      Frank Saxon
                                                      Vice President
                                                      Chief Financial Officer



FOR IMMEDIATE RELEASE



             CULP REPORTS RECORD SALES AND EARNINGS FOR FISCAL 1996
                              --------------------
                    EARNINGS UP FOR SEVENTH CONSECUTIVE YEAR


HIGH POINT, North Carolina (May __, 1996) - Culp, Inc. (Nasdaq/NM:CULP) today reported record sales and earnings for the fourth quarter and fiscal year ended April 28, 1996.

         Net sales for the quarter increased 19.6% to $102.2 million compared with $85.4 million a year ago. Net income for the quarter rose 18.2% to $4.1 million, or $0.36 per share, compared with $3.4 million, or $0.31 per share, in the fourth quarter of fiscal 1995.

         For the 1996 fiscal year, net sales totaled $351.7 million, up 14.2% from $308.0 million in fiscal 1995. Net income for the year rose 12.3% to $11.0 million, or $0.98 per share, up from $9.8 million, or $0.87 per share, in fiscal 1995.

         "Fiscal 1996 marked the seventh consecutive year in which Culp has attained higher net income," said Robert G. Culp, III, chief executive officer. "Each quarter during the year included record sales and earnings compared with the respective year-earlier periods and the fourth quarter represented the fourteenth consecutive quarter of record earnings. Although we received some benefit during fiscal 1996 from the full-year inclusion of Rayonese Textile, the gains in both net sales and net income for the year principally reflected growth in our existing business units."

         Culp continued, "Higher sales of both upholstery fabrics and mattress ticking contributed to the 14.2% gain in net sales for the year. For fiscal 1996, international shipments accounted for $80.9 million, or 23.0 %, of net sales, up from 18% in fiscal 1995. Culp's international sales have risen more than tenfold since fiscal 1990. Without that incremental business, we would still have compiled a well above-average record and would rank as one of the top marketers of upholstery fabrics in the United States. However, the contribution from increased sales to customers outside the United States has markedly accelerated our progress and enabled us to achieve a stronger competitive posture on a worldwide basis.


                                     -MORE-

CULP Reports 1996 Records
Page 2
May 30, 1996
- --------------------------------------------------------------------------------

         "Aided by a growing presence in the Middle East, Asia and the Far East, we shipped fabrics to more than 50 countries during fiscal 1996. We are continuing to add new customers, are considering establishing sales offices in selected areas and plan to introduce new products as part of an aggressive plan to capitalize on this momentum. Our success in building Culp's global presence relates directly to our continuous quality improvement process that remains a cornerstone of our growth initiatives. The tangible returns realized thus far from this effort have reinforced the teamwork throughout the Culp organization and confirmed the importance of delivering consistently high levels of service to each customer. The company's ongoing progress is also attributable to our stepped-up investment in personnel and equipment for the development of innovative and fashionable designs. Having computer-aided flexibility to generate new designs has increasingly become an integral asset to our overall marketing programs."

         Culp concluded, "In the fourth quarter, we achieved the milestone of surpassing $100 million in net sales for the first time ever for a three-month period. Although there are conflicting projections about the trend in the economy and interest rates over the next several quarters, the sentiment among manufacturers and retailers of home furnishings seems generally optimistic at this time. The current pace of our incoming orders and production schedules casts a positive outlook about the company's near-term prospects, but our primary focus remains on extending Culp's long-term record of progress."

         Culp, Inc. is a leading manufacturer and marketer of fabrics for the furniture, bedding and institutional furnishings markets.


                                   CULP, INC.
                         Condensed Financial Highlights


                                                     Three Months Ended
                                           April 28,                 April 30,
                                             1996                      1995
Net sales                            $        102,162,000      $        85,441,000
Net income                                      4,050,000                3,425,000
Earnings per share                   $               0.36      $              0.31

                                                         Fiscal Year Ended
                                           April 28,                 April 30,
                                             1996                      1995

Net sales                            $        351,667,000      $       308,026,000
Net income                                     10,980,000                9,775,000
Earnings per share                   $               0.98      $              0.87


                                      -END-

                    CULP, INC. FINANCIAL INFORMATION RELEASE
                         CONSOLIDATED INCOME STATEMENTS
    FOR THE THREE AND TWELVE MONTHS ENDED APRIL 28, 1996 AND APRIL 30, 1995


               (Amounts in Thousands, Except for Per Share Data)


                                       THREE MONTHS ENDED (UNAUDITED)

                                                     Amounts                                                Percent of Sales
                                          April 28,            April 30,         % Over
                                             1996                1995           (Under)                   1996           1995
Net sales                              $       102,162           85,441            19.6 %                 100.0 %        100.0 %
Cost of sales                                   82,957           69,039            20.2 %                  81.2 %         80.8 %
        Gross profit                            19,205           16,402            17.1 %                  18.8 %         19.2 %

Selling, general and
  administrative expenses                       11,300            9,205            22.8 %                  11.1 %         10.8 %
        Income from operations                   7,905            7,197             9.8 %                   7.7 %          8.4 %

Interest expense                                 1,352            1,374            (1.6)%                   1.3 %          1.6 %
Interest income                                    (92)              (3)             ** %                  (0.1)%         (0.0)%
Other expense (income), net                        365              470           (22.3)%                   0.4 %          0.6 %
        Income before income taxes               6,280            5,356            17.3 %                   6.1 %          6.3 %

Income taxes  *                                  2,230            1,931            15.5 %                  35.5 %         36.1 %
        Net income                   $           4,050            3,425            18.2 %                   4.0 %          4.0 %

Average shares outstanding                      11,284           11,205             0.7 %
Net income per share                             $0.36            $0.31            16.1 %
Dividends per share                            $0.0275           $0.025            10.0 %




                                       TWELVE MONTHS ENDED (AUDITED)

                                           Amounts                                                           Percent of Sales
                                          April 28,            April 30,         % Over
                                             1996                1995           (Under)                   1996             1995

Net sales                             $        351,667          308,026            14.2 %                 100.0 %          100.0 %
Cost of sales                                  289,129          253,345            14.1 %                  82.2 %           82.2 %
        Gross profit                            62,538           54,681            14.4 %                  17.8 %           17.8 %

Selling, general and
  administrative expenses                       39,068           33,432            16.9 %                  11.1 %           10.9 %
        Income from operations                  23,470           21,249            10.5 %                   6.7 %            6.9 %

Interest expense                                 5,316            4,715            12.7 %                   1.5 %            1.5 %
Interest income                                    (92)             (64)           43.8 %                  (0.0)%           (0.0)%
Other expense (income), net                        956            1,082           (11.6)%                   0.3 %            0.4 %
        Income before income taxes              17,290           15,516            11.4 %                   4.9 %            5.0 %

Income taxes  *                                  6,310            5,741             9.9 %                  36.5 %           37.0 %
        Net income                    $         10,980            9,775            12.3 %                   3.1 %            3.2 %

Average shares                                  11,234           11,203             0.3 %
Net income per share                             $0.98            $0.87            12.6 %
Dividends per share                              $0.11            $0.10            10.0 %

 * Percent of sales column is calculated as a % of income before income taxes. ** Measurement is not meaningful.

                    CULP, INC. FINANCIAL INFORMATION RELEASE
                          CONSOLIDATED BALANCE SHEETS
                       APRIL 28, 1996, AND APRIL 30, 1995

                        (Audited, Amounts in Thousands)


                                                                        Amounts                         Increase
                                                            April 28,            April 30,             (Decrease)
                                                               1996                1995                  Dollars          Percent
Current assets
        Cash and cash investments                       $           498              1,393                 (895)          (64.2)%
        Accounts receivable                                      52,038             44,252                7,786            17.6 %
        Inventories                                              47,395             45,771                1,624             3.5 %
        Other current assets                                      4,191              3,194                  997            31.2 %
                Total current assets                            104,122             94,610                9,512            10.1 %

Restricted investments                                            5,250                795                4,455           560.4 %
Property, plant & equipment, net                                 76,961             75,805                1,156             1.5 %
Goodwill                                                         22,871             22,600                  271             1.2 %
Other assets                                                      2,440              1,189                1,251           105.2 %

                Total assets                            $       211,644            194,999               16,645             8.5 %



Current Liabilities
        Current maturities of long-term debt            $         7,100             11,555               (4,455)          (38.6)%
        Accounts payable                                         27,308             32,250               (4,942)          (15.3)%
        Accrued expenses                                         12,564             11,532                1,032             8.9 %
        Income taxes payable                                        197                661                 (464)          (70.2)%
                Total current liabilities                        47,169             55,998               (8,829)          (15.8)%

Long-term debt                                                   74,941             62,187               12,754            20.5 %

Deferred income taxes                                             8,088              5,418                2,670            49.3 %
                Total liabilities                               130,198            123,603                6,595             5.3 %

Shareholders' equity                                             81,446             71,396               10,050            14.1 %

                Total liabilities and
                stockholders' equity                     $      211,644            194,999               16,645             8.5 %

Shares outstanding                                               11,290             11,205                   85             0.8 %

 CULP, INC. FINANCIAL INFORMATION RELEASE CONSOLIDATED STATEMENTS OF CASH FLOWS
       FOR THE TWELVE INE MONTHS ENDED APRIL 28, 1996 AND APRIL 29, 1995

                        (Audited, Amounts in Thousands)



                                                                                      TWELVE MONTHS ENDED

                                                                                             Amounts
                                                                                  January 28,        January 29,
                                                                                      1996               1995

Cash flows from operating activities:
     Net income                                                                     $10,890              9,775
     Adjustments to reconcile net income to net
         cash provided by (used in) operating activities:
            Depreciation                                                             12,348             11,257
            Amortization of intangible assets                                           748                628
            Provision for deferred income taxes                                       2,210              1,373
            Changes in assets and liabilities:
                Accounts receivable                                                  (7,786)            (5,515)
                Inventories                                                          (1,624)            (7,281)
                Other current assets                                                   (537)              (310)
                Other assets                                                           (103)              (518)
                Accounts payable                                                     (1,077)               159
                Accrued expenses                                                      1,032              2,180
                Income taxes payable                                                   (464)                25
                   Net cash provided by (used in) operating activities               15,727             11,773
Cash flows from investing activities:
     Capital expenditures                                                           (14,385)           (18,058)
     Purchases of restricted investments                                             (6,019)               (57)
     Purchase of investment to fund deferred compensation liability                  (1,286)                 0
     Proceeds from sale of restricted investments                                     1,564              2,185
     Business acquired                                                                    0            (10,455)
                   Net cash provided by (used in) investing activities              (20,126)           (26,385)
Cash flows from financing activities:
     Proceeds from issuance of long-term debt                                        19,854             23,455
     Principal payments on long-term debt                                           (11,555)           (11,275)
     Change in accounts payable-capital expenditures                                 (3,865)             2,160
     Dividends paid                                                                  (1,236)            (1,120)
     Proceeds from sale of common stock                                                 306                 92
                   Net cash provided by (used in) financing activities                3,504             13,312

Increase (decrease) in cash and cash investments                                       (895)            (1,300)

Cash and cash investments at beginning of period                                      1,393              2,693

Cash and cash investments at end of period                                          $   498              1,393

                    CULP, INC. FINANCIAL INFORMATION RELEASE
                               FINANCIAL ANALYSIS
                                 APRIL 28, 1996




                                                             FISCAL 95                                     FISCAL 96
                                                         ------------------  -------------------------------------------------------
                                                                 Q4              Q1              Q2           Q3            Q4
                                                         ------------------  -------------------------------------------------------
INVENTORIES
                Inventory turns                                  6.1                5.1             6.0          5.7           6.8

RECEIVABLES
                Days sales in receivables                       47                 45              47           43            46
                Percent current & less than 30
                  days past due                                 98.7%              97.0%           98.2%        99.0%         99.0%

WORKING CAPITAL
                Current ratio                                    1.7                2.0             1.9          2.1           2.2
                Working capital turnover                         5.6                5.4             5.4          5.3           5.3
                Working capital                            $38,612            $45,069         $46,373      $52,266       $56,953
                Working capital as a % of sales                 11.3%              15.6%           12.8%        15.1%         13.9%

PROPERTY, PLANT & EQUIPMENT
                Depreciation rate                                9.0%               8.9%            8.9%         8.9%          8.3%
                Percent property, plant &
                  equipment are depreciated                     43.6%              44.9%           46.7%        48.0%         47.7%
                Capital expenditures                       $18,058 (1)         $3,006          $2,084       $2,620        $6,675

PROFITABILITY
                Net profit margin                                4.0%               2.1%            3.3%         2.8%          4.0%
                Gross profit margin                             19.2%              16.9%           17.8%        17.4%         18.8%
                Operating income margin                          8.4%               5.2%            7.1%         6.2%          7.7%
                SG & A expenses/net sales                       10.8%              11.7%           10.7%        11.1%         11.1%
                Return on beginning capital employed            11.3%               4.2%            8.3%         6.7%         11.2%
                Return on beginning equity                      21.9%               8.5%           16.8%        13.5%         22.7%
                Earnings per share                              $0.31              $0.14           $0.27        $0.22         $0.36

LEVERAGE (3)
                Interest & dividend coverage                     4.1                2.3             3.7          3.2           4.6
                Total liabilities/equity                       172.0%             165.4%          166.0%       154.7%        153.4%
                Long-term debt/equity                           86.0%              93.2%           86.4%        87.7%         92.0%
                Funded debt/equity                             102.2%             109.1%          101.8%       102.6%         94.3%
                Funded debt/capital employed                    50.5%              52.2%           50.4%        50.6%         48.5%
                Funded debt                                $72,947            $79,217         $76,692      $79,667       $76,791
                Funded debt/EBITDA (LTM)                         2.28               2.42            2.27         2.29          2.16

OTHER
                Book value per share                            $6.37              $6.48           $6.72        $6.89         $7.21
                Employees at quarter end                     2,762              2,773           2,847        2,886         2,966
                Sales per employee (annualized)           $126,000           $105,000        $129,000     $121,000      $140,000
                Capital employed (3)                      $144,343           $151,841        $152,043     $157,290      $158,237
                Effective income tax rate                       36.1%              35.3%           37.8%        37.2%         35.5%
                EBITDA (2)                                  $9,917             $6,852          $9,494       $8,450       $10,814
                EBITDA/net sales                                11.6%               9.5%           10.5%         9.8%         10.6%

  (1) Expenditures for entire year
  (2) Earnings before interest, income taxes, and depreciation & amortization.
  (3) Total liabilities, long-term debt, funded debt and capital employed are all net of restricted investments.

                    CULP, INC. FINANCIAL INFORMATION RELEASE
                             SALES BY BUSINESS UNIT
            FOR THREE MONTHS AND TWELVE MONTHS ENDED APRIL 28, 1996
                               AND APRIL 30, 1995

                             (Amounts in thousands)


                                          THREE MONTHS ENDED (UNAUDITED)

                                            Amounts                                                     Percent of Total Sales
                                           April 28,            April 30,             % Over
           Business Units                    1996                  1995              (Under)             1996           1995
Upholstery Fabrics
  Flat Wovens
    Culp Textures                    $        23,400                  21,738             7.6 %            22.9 %         25.4 %
    Rossville/Chromatex                       22,318                  16,470            35.5 %            21.8 %         19.3 %
                                              45,718                  38,208            19.7 %            44.8 %         44.7 %

  Velvets/Prints                              38,280                  31,413            21.9 %            37.5 %         36.8 %
                                              83,998                  69,621            20.7 %            82.2 %         81.5 %
Mattress Ticking
  Culp Home Fashions (1)             *        18,164                  15,820            14.8 %            17.8 %         18.5 %

                                  ** $       102,162                  85,441            19.6 %           100.0 %        100.0 %


                                           TWELVE MONTHS ENDED (AUDITED)

                                             Amounts                                                      Percent of Total Sales
                                            April 28,       April 30,             % Over
           Business Units                     1996             1995              (Under)                   1996           1995

Upholstery Fabrics
  Flat Wovens
    Culp Textures                    $         84,384             85,125            (0.9)%                  24.0 %         27.6 %
    Rossville/Chromatex                        74,203             63,765            16.4 %                  21.1 %         20.7 %
                                              158,587            148,890             6.5 %                  45.1 %         48.3 %

  Velvets/Prints                              125,701            106,803            17.7 %                  35.7 %         34.7 %
                                              284,288            255,693            11.2 %                  80.8 %         83.0 %
Mattress Ticking
  Culp Home Fashions (1)             *         67,379             52,333            28.8 %                  19.2 %         17.0 %

                                  ** $        351,667            308,026            14.2 %                 100.0 %        100.0 %




* Includes Rayonese shipments of $1,976 and $1,351 for the three months of fiscal 1996 and fiscal 1995, respectively; and $7,708 and $1,351 for the twelve months of fiscal 1996 and fiscal 1995, respectively. The percent increase in sales without Rayonese was 19.1 % for the three months and 12.2 % for the twelve months.

** U.S. Domestic sales were $78,137 and $67,979 for the three months of fiscal 1996 and fiscal 1995, respectively; and $274,270 and $250,055 for the twelve months of fiscal 1996 and fiscal 1995, respectively. The percent increase in U.S. Domestic sales were 14.9% for the three months and 9.7% for the twelve months.

(1) Formerly known as Culp Ticking

                    CULP, INC. FINANCIAL INFORMATION RELEASE
                     INTERNATIONAL SALES BY GEOGRAPHIC AREA
            FOR THREE MONTHS AND TWELVE MONTHS ENDED APRIL 28, 1996
                               AND APRIL 30, 1995

                             (Amounts in thousands)

                                    THREE MONTHS ENDED (UNAUDITED)

                                               Amounts                                 Percent of Total Sales
                                      April 28,       April 30,         % Over
      Geographic Area                    1996         1995**            (Under)         1996             1995
North America (Excluding USA          $6,660           4,775             39.5 %        27.7 %           27.3 %
Europe                                 5,774           6,240             (7.5)%        24.0 %           35.7 %
Middle East                            5,969           1,575            279.0 %        24.8 %            9.0 %
Far East & Asia                        3,834           2,628             45.9 %        16.0 %           15.1 %
South America                            778           1,222            (36.3)%         3.2 %            7.0 %
All other areas                        1,010           1,022             (1.2)%         4.2 %            5.9 %

                          *           $2,4025         17,462             37.6 %        100.0 %          100.0 %

                                    TWELVE MONTHS ENDED (AUDITED)

                                       Amounts                                   Percent of Total Sales
                                      April 28,     April 30,      % Over
      Geographic Area                    1996         1995**       (Under)          1996           1995
North America (Excluding USA$        $ 23,528        16,707        40.8 %          30.4 %         28.8 %
Europe                                 18,927        19,177        (1.3)%          24.5 %         33.1 %
Middle East                            15,609         6,081        156.7 %         20.2 %         10.5 %
Far East & Asia                        12,124         8,969        35.2 %          15.7 %         15.5 %
South America                           2,753         3,749       (26.6)%           3.6 %          6.5 %
All other areas                         4,456         3,288        35.5 %           5.8 %          5.7 %

                          *           $7,7397         57,971        33.5 %        100.0 %        100.0 %


* Includes Rayonese shipments of $1,976 and $1,351 for the three months of fiscal 1996 and fiscal 1995, respectively; and $7,708 and $1,351 for the twelve months of fiscal 1996 and fiscal 1995, respectively. The percent increase in sales without Rayonese was 36.9 % for the three months and 23.1% for the twelve months.

** Certain amounts for fiscal 1995 have been reclassified to conform with the presentation for fiscal 1996.

                                   Culp, Inc.
                    SALES BY BUSINESS UNIT - TREND ANALYSIS
                              1994 vs 1995 vs 1996

                             (Amounts in thousands)




                       Fiscal 1994                         Fiscal 1995                         Fiscal 1996
    Business Units       Q1     Q2     Q3     Q4   TOTAL     Q1     Q2     Q3     Q4    TOTAL    Q1     Q2     Q3     Q4     TOTAL
Upholstery Fabrics
  Flat Wovens
    Culp Textures      17,444 20,073 19,673 21,127 78,317  19,613 22,834 20,940 21,738  85,125 17,584 22,715 20,685  23,400  84,384
    Rossville/Chromatex     0      0 14,330 16,717 31,047  15,140 15,758 16,397 16,470  63,765 15,358 17,960 18,567  22,318  74,203
                       17,444 20,073 34,003 37,844109,364  34,753 38,592 37,337 38,208 148,890 32,942 40,675 39,252  45,718 158,587

  Velvets/Prints       20,888 24,518 23,714 27,916 97,036  20,644 26,439 28,307 31,413 106,803 23,523 32,081 31,836  38,280 125,720
                       38,332 44,591 57,717 65,760206,400  55,397 65,031 65,644 69,621 255,693 56,465 72,756 71,088  83,998 284,307

Mattress Ticking
    Culp Home Fashions  8,251  9,395  9,531 11,472 38,649  10,952 13,414 12,147 15,820  52,333 15,892 17,916 15,388  18,164  67,360

                       46,583 53,986 67,248 77,232245,049  66,349 78,445 77,791 85,441 308,026 72,357 90,672 86,476 102,162 351,667


Percent increase(decrease) from prior year:
    Business Units

Upholstery Fabrics
  Flat Wovens
    Culp Textures        (6.5)  (5.2)   3.8    0.3   (1.9)   12.4   13.8    6.4    2.9     8.7  (10.3)  (0.5)  (1.2)    7.6    (0.9)
    Rossville/Chromatex   N/A    N/A    N/A    N/A    N/A   100.0  100.0   14.4   (1.5)  105.4    1.4   14.0   13.2    35.5    16.4
                         (6.5)  (5.2)  79.4   79.7   37.0    99.2   92.3    9.8    1.0    36.1   (5.2)   5.4    5.1    19.7     6.5

  Velvets/Prints          7.4   16.5   10.0    8.3   10.5    (1.2)   7.8   19.4   12.5    10.1   13.9   21.3   12.5    21.9    17.7
                          0.6    5.7   42.5   40.4   23.1    44.5   45.8   13.7    5.9    23.9    1.9   11.9    8.3    20.7    11.2

Mattress Ticking
    Culp Home Fashions    7.5   10.4   27.6   21.2   16.7    32.7   42.8   27.4   37.9    35.4   45.1   33.6   26.7    14.8    28.7

                          1.7    6.4   40.2   37.2   22.0    42.4   45.3   15.7   10.6    25.7    9.1   15.6   11.2    19.6    14.2

(1) Formerly known as Culp Ticking

                    CULP, INC. FINANCIAL INFORMATION RELEASE
                               FINANCIAL NARRATIVE
           for the three and twelve month periods ended April 28, 1996



INCOME STATEMENT COMMENTS

o GENERAL - The company is pleased to report that sales increased 19.6% and net income increased 18.2% for the fourth quarter. This performance marks the fourteenth consecutive quarter of record earnings and the twelfth consecutive quarter of record sales. For the year, sales increased 14.2% and net income increased 12.3%. The year's performance marks the seventh consecutive year of increased earnings and the sixth year of higher sales. The fourth quarter and year's results are especially noteworthy because they were achieved in spite of significant sales weakness in the U.S. retail furniture and bedding markets and moderate increases in raw material prices over the prior year. For the last five years, the company has achieved a compound annual growth rate from net earnings and net sales of 30.5% and 15.1%, respectively. Additionally, the company achieved a return on beginning shareholders' equity of 15.4% for the year, the third consecutive year above 14.0%. The return on average total capital was 9.5% for the year, which was the third consecutive year above 9.0%

         The company attributes this record to, among other things, three key growth strategies: (1) a focus on markets other than U.S. Residential Furniture, such as Bedding, Export, Contract, Juvenile and Home Textiles, in order to reduce dependency on one cyclical and geographical area; (2) the investment in the creative aspect of our business -- the company has significantly increased the resources (both designers and CAD systems) dedicated to the design and product development areas in each business unit over the last two years; and (3) investment in highly selective and accretive acquisitions in businesses we know and understand and that strengthen existing marketing positions.

         o NET SALES - Upholstery fabric sales increased 20.7% to $84.0 million and mattress ticking sales increased 14.8% to $18.2 million for the quarter. For the year, upholstery fabric sales increased 11.2% to $284.3 million and mattress ticking sales increased 28.8% to $67.4 million. (See Sales by Business Unit schedule on page 5 and Sales by Business Unit - Trend Analysis on page 7.) All four business units reported substantial sales gains for the quarter: Mattress Ticking - up 14.8%; Velvets/Prints - up 21.9%; Rossville/Chromatex up 35.5%, and Culp Textures - up 7.6%. Comments on current backlogs and incoming order rates versus last year are as follows: Culp Home Fashions (formerly Culp Ticking) - up slightly; Culp Textures - up moderately overall, with strength in the dobby line; Rossville/Chromatex - up significantly, with strength in both its dobby and jacquard product lines; and Velvets/Prints - up significantly, with strength in the wet prints, tufted velvets and heat- transfer prints product lines. The results of the Velvets/Prints business unit were substantially improved from the fourth quarter of last year, as well as for the full year. The company's sales growth in the United States was especially noteworthy, with a 14.9% growth rate for the fourth quarter and a 9.7% growth rate for the year.

         International sales, including sales from Rayonese of $2.0 million, were up 37.6% for the quarter, with particular strength in the Middle East and the Far East and Asia regions. For the year, these sales increased 33.5%, including sales from Rayonese of $7.7 million. (See International Sales by Geographic Area schedule on page 6.) The majority of the international growth is being produced by the Culp Textures and Rossville/Chromatex business units, with strength in the jacquard product lines of both units and the dobby line of Rossville/Chromatex. The company is realizing increasing success in marketing its upholstery fabric products internationally, with shipments to over fifty countries during fiscal 1996. We are encouraged by the growing geographical balance of our customer base throughout the world, as well as the increasing percentage that our Culp Textures and Rossville/Chromatex product lines represent of our total export shipments.

                    CULP, INC. FINANCIAL INFORMATION RELEASE
                                 (page 9 of 10)
                       FINANCIAL NARRATIVE - continued for
             the three and twelve month periods ended April 28, 1996





         The U.S. bedding and home textiles (particularly "top of the bed") markets have remained relatively weak since early August. This retail weakness has resulted in a slower rate of growth in our Culp Home Fashions business unit, which includes Rayonese. The company is hopeful that this softness is temporary and that business conditions will turn more positive as the year progresses.


o GROSS PROFIT - The gross profit increase of 17.1% for the quarter reflects significant gains in Velvets/Prints and Rossville/Chromatex and moderate gains in Culp Textures and Culp Home Fashions. The profit improvement resulted primarily from a higher volume of yards sold in all business units. For the year, the gross profit increase reflects significant gains in Velvets/Prints and Culp Home Fashions, and essentially flat results in Culp Textures and Rossville/Chromatex. A large portion of the gain in Culp Home Fashions was due to the contribution from Rayonese, which was acquired in March 1995. The company's gross profit margins in all business units were significantly affected by price increases in raw materials over the prior year. The company has been unable to pass along much of the cost increases it has received.

         During the last month, the company has begun to realize lower raw material prices in some areas. The company believes there has been downward pressure over the last several months on prices for many of the raw materials used by the company. Because raw material costs are so significant to the company, management has been actively exploring ways to lower these costs through several key strategies: 1) global sourcing of certain commodity-type items; 2) further vertical integration of certain large-volume raw material components; 3) working closely with existing suppliers to ensure that the company is receiving the best possible combination of value and price; and 4) increasing the utilization of the company's various raw material manufacturing capabilities.

         For the near term (first quarter), trends are toward solid profit gains in the three upholstery fabric business units, with significant increases in Velvets/Prints and Rossville/Chromatex. With respect to the Culp Home Fashions business unit, the company believes gross profit may be down slightly from the first quarter of last year.

o S,G & A EXPENSES - S,G&A expenses for the quarter were up as a percentage of sales to 11.1% from 10.8%. For the year, these expenses were up to 11.1% of sales from 10.9%. These increases are due primarily to higher selling and design expenses. The increase in selling expenses is due primarily to higher sales commissions related to international sales. The increase in design expenses is due to more designers, outside artwork purchased, and additional costs related to our CAD systems.

o INTEREST EXPENSE - The decrease for the quarter of 1.6% is due to lower interest rates, even though average borrowings outstanding were somewhat higher. For the year, interest expense increased 12.7%, due principally to additional borrowings related to the Rayonese acquisition.

o INCOME TAXES - The company estimates that the effective tax rate for fiscal 1997 will again be about 36.5%, due to the lower tax rate related to the Canadian income and the tax benefit related to international sales.

                    CULP, INC. FINANCIAL INFORMATION RELEASE
                                (page 10 of 10)
                       FINANCIAL NARRATIVE - continued for

            the three and twelve month periods ended April 28, 1996


o EBITDA - EBITDA for the quarter increased 9.0% from last year's fourth quarter, and represented 10.6% of net sales compared with 11.6% of net sales last year. For the year, EBITDA increased $3.6 million or 11.1%, and represented 10.1% of net sales compared with 10.4% last year.


BALANCE SHEET COMMENTS

o WORKING CAPITAL - Accounts receivable increased 17.6% from last year end and represented 46 days' sales outstanding, down from 47 at April 1995. The aging of accounts receivable remained excellent, with 99.0% current and less than 30 days past due. The company experienced a relatively low level of bad debt write-offs again for the year, at $300,000, which represents just under 0.1% of net sales. The company continues to follow a conservative credit policy. The increase in inventories over last year end of 3.5% is attributable to higher raw material inventories. The company has made significant progress in reducing finished goods inventory, with a 15% decrease from last year end. For the quarter, inventory turns were 6.8 versus 6.1 for last year's fourth quarter. This is the first quarter in two years that inventory turns have exceeded the corresponding quarter of the prior year. One of the company's key initiatives for fiscal 1997 is to find ways to increase raw material inventory turns, principally with yarn inventories.

o PROPERTY, PLANT AND EQUIPMENT - For fiscal 1996, the company's capital expenditures were $14.4 million. The major projects involved expanding jacquard weaving capacity at the company's Pageland, South Carolina plant, expanding wet print capacity and related support equipment at the company's Upholstery Prints plant in Burlington, North Carolina, and completing the expansion project at Rayonese related to the installation of thirty high-speed air-jet jacquard weaving machines for the manufacture of wide and narrow greige goods.

         For fiscal 1997, the company is planning capital spending in the $14 to $17 million range. Major projects include weaving expansions for dobby and jacquard product lines in the Rossville/Chromatex business unit, and for jacquard greige goods at Rayonese, the company's Montreal, Canada facility. Also, the company is planning investments in additional vertical integration opportunities. Further major expansions of the CAD system and related capabilities also are planned for fiscal 1997. Depreciation expense for fiscal 1997 is expected to approximate $14.0 million.

o LONG-TERM DEBT - The company's funded debt to capital ratio was 48.5% at April 28, 1996, down from 50.5% at April 30, 1995, and the lowest in 2-1/2 years. At year end, the company had $22.2 million in IRB borrowings, $23.3 million in borrowings under its revolving credit facility (total commitment is $33.5 million), $35.5 million in a term facility and $1.0 million in a subordinated note payable. At April 28, 1996, the company had $5.3 million in restricted investments related to its new IRB, which represents the unexpended project funds. Therefore, net funded debt was $76.8 million at April 28, 1996, compared with $72.9 million last year end and $79.7 million at January 28, 1996. The current maturities of $7.1 million include repayment of $6.0 million of the term loan, $100,000 of the IRBs and $1.0 million of the subordinated note payable. With its interest rate swap agreements totalling $25.0 million, the company has effectively "fixed" the interest rate for 43% of its bank borrowings ($58.8 million) at a weighted average rate of 7.1%.

         During April 1996, the company amended its credit agreement with its two banks, with the following key provisions: a) all borrowings became unsecured; b) the commitment terms on the revolving credit facility and the bank letters of credit related to the IRBs were extended to five years from thirteen months; and c) certain financial covenants became less stringent. Additionally, during April 1996, the company entered into a new $6.0 million IRB that provides financing over the next three years for the weaving expansion at the Pageland, South Carolina plant.